EXHIBIT NO. 10-1

AMENDMENT 2
TO THE
NIAGARA MOHAWK HOLDINGS, INC.
DEFERRED COMPENSATION PLAN

This sets forth Amendment 2 to the Niagara Mohawk Holdings, Inc. Deferred Compensation Plan (“Plan”) effective January 1, 1994. This Amendment shall be effective as of December 13, 2000.

         1.       The definition of “Change in Control” in Section 2 of the Plan shall be deleted in its entirety.
         2.       The Plan shall be further amended by deleting Appendix A in its entirety.
         3.       The Plan shall be further amended by inserting a definition of “Change in Control Payment” in Section 2, stated as follows:

“Change in Control Payment” means a payment which would be made to an Eligible Employee, regardless of whether such Eligible Employee is an Employee on the date such payment would be made (i) with respect to Stock Units following a change in control pursuant to the provisions of Article 13 of the Company’s Long Term Incentive Plan, (ii) with respect to PSUs following a change in control pursuant to Section 8 of the Niagara Mohawk Energy, Inc. Long Term Incentive Plan (the “NME Plan”) or (iii) as a severance payment following a change in control under the Eligible Employee’s employment agreement or change in control severance agreement with the Company or a subsidiary. For the purposes hereof, “change in control” shall have the meaning assigned to such term in the Company’s Long Term Incentive Plan, the NME Plan, or an Eligible Employee’s employment agreement or severance agreement.

         4.       The Plan shall be amended by deleting in its entirety, the definition of “Constructive Termination” in Section 2.
         5.       The Plan shall be further amended by inserting a definition of “Nuclear Generation Payment” in Section 2, stated as follows:

“Nuclear Generation Payment” means a payment which would be made to an Eligible Employee of the Company’s nuclear generation division, regardless of whether such Eligible Employee is an Employee on the date such payment would be made (i) as a severance payment in connection with the termination of the Eligible Employee’s employment on the sale of the assets of the Company’s nuclear generation division pursuant to a letter agreement between the Eligible Employee and the Company entered into on July 16, 1999 or (ii) with respect to Contingent Stock Units granted to the Eligible Employee March 31, 1999 which become payable upon completion of such sale.

         6.       The Plan shall be further amended by inserting a second paragraph to Section 4.1 stated as follows:

Notwithstanding anything contained herein to the contrary, an Eligible Employee, regardless of whether such Eligible Employee is then an Employee, may elect to defer a percentage of any Change in Control Payment or Nuclear Generation Payment, and may change or revoke such election, by written notice to the Administrator on an election form which is delivered prior to January 1 of the year in which the change in control or sale of the assets of the Company’s nuclear generation division occurs, as applicable, and at least six months in advance of such Change in Control or sale. The deferral percentage applicable to a Change in Control Payment or Nuclear Generation Payment shall be in 10% increments, not to exceed 100% of a Change in Control Payment or Nuclear Generation Payment.

         7.       The Plan shall be further amended by deleting in its entirety, Section 6.1, paragraph (c).

Executed this 17th day of August, 2001.

NIAGARA MOHAWK HOLDINGS, INC.

                                                                                                                                                                                                                                                               /s/ David J. Arrington                                                                                                                                                                                                                                                                                            David J. Arrington
                                                                                                                                                                                                                                                              Senior Vice President and
                                                                                                                                                                                                                                                              Chief Administrative Officer